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                                                                     EXHIBIT 5.6

                               CONSENT OF EXPERTS

       We hereby consent to the reliance in this Registration Statement on Form F-10 of Western Silver Corporation ("Western Silver") on our report entitled "Penasquito Pre-Feasibility Study" dated March 2004, as amended and restated on November 8, 2004, and as further amended and restated on December 10, 2004, which was commissioned by Western Silver. We also consent to the reference to us under the headings "Summary Description of the Business" and "Experts" in such Registration Statement.

Conrad E. Huss, P.E., Ph.D.

/s/ Conrad E. Huss, P.E., Ph.D.
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Date: December 15, 2004


Jerry T. Hanks, P.E.

/s/ Jerry T. Hanks, P.E.
------------------------

Date: December 15, 2004